As Filed with the Securities and Exchange Commission on August 15, 2006
                                                        Registration No.333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            AMS HEALTH SCIENCES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                 OKLAHOMA                                73-1323256
       -------------------------------               -------------------
       (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                Identification No.)


                              711 N.E. 39th Street
                          Oklahoma City, Oklahoma 73105
                                 (405) 842-0131
             -------------------------------------------------------
                      (Address of principal executive offices)



             AMS Health Sciences, Inc. 2006 Long-Term Incentive Plan
             -------------------------------------------------------
                            (Full title of the plans)


                                Jerry W. Grizzle
                 Chairman, President and Chief Executive Officer
                              711 N.E. 39th Street
                          Oklahoma City, Oklahoma 73105
                                 (405) 842-0131
             -------------------------------------------------------
                 (Name, address and telephone number, including
                        area code, of agent for service)


                                   Copies to:

                            David J. Ketelsleger Esq.
                                  McAfee & Taft
                           A Professional Corporation
                         211 North Robinson, Suite 1000
                          Oklahoma City, Oklahoma 73102
                                 (405) 235-9621

                                            CALCULATION OF REGISTRATION FEE
                                                       Proposed maximum       Proposed maximum          Amount of
Title of securities to be registered  Amount to be    offering price per     aggregate offering       registration
                                       registered          share<F1>                 price                fee<F1>
------------------------------------- -------------- --------------------- ------------------------ ------------------
  Common Stock, par value $0.0001       5,000,000           $0.73                $3,650,000              $390.55
             per share

--------------------------

<F1>
     Estimated pursuant to Rule 457(c) and (h) solely for the purposes of computing the registration fee based upon the average of the bid and asked price of AMS Health Sciences, Inc. common stock, as reported on the American Stock
     Exchange on August 14, 2006.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of AMS Health
Sciences, Inc. common stock, $.0001 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information (1)

Item 2.  Registrant Information and Employee Plan Annual Information (1)

-------------

(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of the Form S-8 and has been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     1. Annual Report on Form 10-KSB for the year ended December 31, 2005 filed April 3, 2006;

     2. Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006 and June 30, 200, filed May 15, 2006 and August 14, 2006, respectively;

     3. Current Reports on Form 8-K filed with the Commission January 5, 2006, January 17, 2006, January 31, 2006, February 16, 2006, March 20, 2006,
          April 12, 2006, May 17, 2006 and July 5, 2006; and

     4. Description of our common stock contained in our registration statement on Form S-1 filed with the Commission on March 12, 2004, including the amendments thereto described in our proxy statement (No.000-50682), filed April 18, 2006, and any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock covered by this registration statement have been sold or which deregisters all such shares remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference to this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 1031 of the Oklahoma General Corporation Act, under which act we are incorporated, authorizes the indemnification of officers and directors in certain circumstances. Article Twelfth of our Amended and Restated Certificate of Incorporation, as well as Article IX of our Bylaws, provide indemnification of directors, officers and agents to the extent permitted by Oklahoma General Corporation Act. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.      Document
----------       --------

3(i) Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the registration statement on Form SB-2 (Registration No. 333-47801) filed with the Commission on March 11, 1998

3(ii) Bylaws Incorporated by reference to Exhibit 3.2 of the registration statement on Form SB-2 (Registration No. 333-47801) filed with the Commission on March 11, 1998

5*               Opinion of McAfee & Taft A Professional Corporation

23.1*            Consent of Cole & Reed, P.C.

23.2*            Consent of Grant Thornton LLP

23.3* Consent of McAfee & Taft A Professional Corporation (Included in Exhibit 5)

24*              Power of Attorney (Included on signature page).

99.1 AMS Health Sciences, Inc. 2006 Long-Term Incentive Plan. (This Exhibit has been previously filed as Appendix "A" to Registrant's Proxy Statement filed on April 28, 2006 and the same is incorporated herein by reference).

----------------------------
* Filed herewith

Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

             (2) that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

             (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 15th day of August, 2006.

                                  AMS HEALTH SCIENCES, INC.

                                  By:   /s/ Jerry W. Grizzle
                                  Name: Jerry W. Grizzle
                                  Title:  Chairman, President and
                                            Chief Executive Officer

                                  By:   /s/ Robin L. Jacob
                                  Name: Robin L. Jacob
                                  Title:  Chief Financial Officer,
                                            Vice President, Secretary and
                                            Treasurer (Principal Accounting
                                            Officer)



     We, the undersigned officers and directors of AMS Health Sciences, Inc. (hereinafter the "Company"), hereby severally constitute Jerry W. Grizzle and Robin L. Jacob, and each of them, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, this registration statement on Form S-8 (and any and all amendments thereto, including post-effective amendments) to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                      Date
---------                      ---------                  ---------

/s/ Jerry W. Grizzle           Director               August 15, 2006
Jerry W. Grizzle


/s/ Robin L. Jacob             Director               August 15, 2006
Robin L. Jacob


/s/ M. Thomas Buxton III       Director               August 14, 2006
M. Thomas Buxton III


/s/ Steven M. Dickey           Director               August 15, 2006
Steven M. Dickey


                               Director
Stephen E. Jones

                                Index to Exhibits


Exhibit
  No.      Document                            Method of Filing
  ---      --------                            ----------------

3(i)       Amended and Restated                Incorporated herein by reference
           Certificate of Incorporation

3(ii)      Bylaws                              Incorporated herein by reference

5          Opinion of McAfee & Taft A          Filed electronically herewith
           Professional Corporation

23.1       Consent of Cole & Reed, P.C.        Filed electronically herewith

23.2       Consent of Grant Thornton LLP       Filed electronically herewith

23.3       Consent of McAfee & Taft A          Filed electronically herewith
           Professional Corporation
           (Included in Exhibit 5)

24         Power of Attorney (Included on      Filed electronically herewith
           signature page)

99.1       AMS Health Sciences, Inc. 2006      Incorporated herein by reference
           Long-Term Incentive Plan.